                                                                    EXHIBIT 24.2

                                POWER OF ATTORNEY

I hereby constitute and appoint Sarah L. Filion, my true and lawful attorney-in-fact to:

      (1) execute for and on my behalf, in my capacity as a member of North Run Advisors, LLC, the general partner of North Run Capital, LP (the "Company"), reports required of institutional investment managers pursuant to Section 13(f) of the Securities Exchange Act of 1934 on Form 13F;

      (2) do and perform any and all acts for and on my behalf that may be necessary or desirable to complete and execute any such Form 13F and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

      (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be to my benefit, in my best interest, or that I am legally required to do, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

I hereby grant to such attorney-in-fact full power and authority to do and perform any and every act requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until the Company is no longer required to file Forms 13F, unless I earlier revoke it in a signed writing delivered to the attorney-in-fact.

IN WITNESS WHEREOF, I have caused this Power of Attorney to be executed as of this 15th day of May, 2009.

                                          /s/ Todd B. Hammer
                                          -----------------------------
                                          Signature

                                          Todd B. Hammer
                                          -----------------------------
                                          Name (printed)